Exhibit 2


          AGREEMENT, made as of August 14, 1998, among TJS Partners, L.P., a New York limited partnership ("Seller"), George Crouse ("Buyer") and Scudder Law Firm, P.C., a Nebraska professional corporation, having its offices at 411 S. 13th Street, Suite 200, Lincoln, Nebraska (hereinafter referred to as the "Escrowee").

                               W I T N E S S E T H

          WHEREAS, the parties hereto other than the Escrowee have entered into a stock purchase agreement, dated as of August 14, 1998 (hereinafter referred to as the "Stock Purchase Agreement") (capitalized terms used herein that are defined in the Stock Purchase Agreement are used herein with such defined meanings); and

          WHEREAS, Buyer and Seller desire that Escrowee hold the Shares in escrow pending the Closing of the transactions contemplated by the Stock Purchase Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and for other good and valuable consideration, the parties hereto agree as follows:

          1. Concurrently with the execution of this Agreement, Seller has delivered to the Escrowee: (i) stock certificates representing the Shares accompanied by stock powers executed in blank with medallion signature guarantees (collectively, the "Certificates") and (ii) an irrevocable proxy with respect to the Shares granting Buyer the sole right to vote and give stockholder consent for the period from the date hereof until the earlier of (y) the Closing or (z) termination of the Stock Purchase Agreement pursuant to Section 5(c) of the Stock Purchase Agreement (the "Proxy").

          2. Escrowee acknowledges that it holds the Certificates and the Proxy subject to the terms and conditions of this Agreement and shall release the Certificates and the Proxy only in accordance with the terms of this Agreement.

          3. Subject to Section 4 hereof, Escrowee shall hold the Shares and the Proxy until Escrowee receives for the account of Buyer by wire transfer in immediately available funds the sum of $8,244,143.75 (the "Funds"). Upon receipt of the Funds, Escrowee shall immediately (i) deliver the Certificates and the Proxy to or at the written direction of Buyer and (ii) transfer the Funds to Seller by wire transfer in immediately available funds in accordance with the written instructions of Seller.

          4. Notwithstanding the provisions of Section 3 hereunder, if the Escrowee has not received the Funds prior to 5:30 p.m. New York time on September 30, 1998, upon written notice of termination of the Stock Purchase Agreement from either Buyer or Seller, Escrowee shall return the Certificates and the Proxy to the Seller. The Escrowee shall return to the Seller the Certificates and the Proxy as soon as practicable after receiving such notice.

          5. The duties and responsibilities of the Escrowee shall be limited to those expressly set forth in this Agreement and the Escrowee shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instructions of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, that with the written consent of the Escrowee, this Agreement may be amended at any time or times by an instrument in writing signed by all of the parties hereto.

          Upon the completion of delivery by the Escrowee in accordance with the terms hereof of the Certificates, this Agreement shall terminate and the Escrowee shall be discharged from all further obligation or responsibility hereunder.

          6. The Escrowee is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm or corporation, except only such notices or instructions as are hereinabove provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in the case payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in the case an order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then and in any of such events, the Escrowee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it believes to be binding upon it, and if the Escrowee complies with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Escrowee may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, Buyer and Seller.

          7. The Escrowee, its partners, associates and employees shall not be liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any document, security or endorsement under this Agreement.

          8. The Escrowee may rely and shall be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and to have been signed or presented by the proper party or parties and shall have no liability or responsibility with respect to the form, execution or validity thereof.

          9. The Escrowee may consult with legal counsel selected by it and the opinion of such counsel shall be full and complete authorization and protection to the Escrowee in respect of any action taken or omitted by the Escrowee hereunder in accordance with the opinion of such counsel.

          10. The Escrowee shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder unless and until it has received full indemnity in an amount, and of such character, as it shall in its sole discretion require, against any and all claims, liabilities, judgments, attorneys' fees and other costs and expenses of any and every kind in relation thereto and for the payment thereof a first lien is hereby imposed in the Escrowee's favor upon the property deposited or to be deposited hereunder, the income thereon and/or the proceeds therefrom, in priority to the rights of any other party hereto or of any other party interested herein.

          11. The undersigned parties jointly and severally agree to and hereby do indemnify and save the Escrowee, its partners, associates and employees, harmless from any claims, liabilities, judgments, attorneys' fees and other costs and expenses of any and every kind and nature which may be incurred by any of them by reason of the Escrowee's acceptance of, and its performance under, this Agreement, except in the case of its bad faith or gross negligence.

          12. The Escrowee shall not be responsible for any act or failure to act on its part except in the case of its own bad faith or gross negligence.

          13. The Escrowee shall have no responsibility whatsoever with respect to the recitals contained in this Agreement or in any other document or documents exchanged between any of the parties hereto, and shall have no right, obligation or responsibility to vote or take any other corporate action with respect to the Shares deposited hereunder.

          14. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postage-paid envelope, (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

         If to Sellers, addressed to:

                  TJS Partners, L.P.
                  115 East Putnam Avenue
                  Greenwich, CT 06830
                  Facsimile: (203) 629-9594

                  If to Buyer, addressed to:

                  Scudder Law Firm P.C.
                  Attn: Mark Scudder
                  411 S. 13th Street, Suite 200
                  Post Office Box 81277
                  Lincoln, Nebraska 68508
                  Facsimile: (402) 435-3223

                  If to Escrowee, addressed to:

                  Scudder Law Firm P.C.
                  Attn: Mark Scudder
                  411 S. 13th Street, Suite 200
                  Post Office Box 81277
                  Lincoln, Nebraska 68508
                  Facsimile: (402) 435-3223

          15. This Agreement shall not be assignable by any of the parties hereto; provided, however, that upon thirty (30) days written notice from the Escrowee, the other parties hereto agree to enter into an Escrow Agreement with a bank, trust company or law firm, in which event the Escrowee shall deliver promptly the property held by it hereunder to such bank, trust company or law firm and shall thereafter be released from all further duties and obligations hereunder. In the event the other parties hereto have not, within (30) days after the giving of such notice by the Escrowee, entered into such agreement, the Escrowee may, in its sole discretion, deposit the moneys then held by it pursuant to this Agreement with any bank or trust company selected by it, to be held by such bank or trust company pursuant to the provisions of this Agreement, or with any court of competent jurisdiction, in which event the Escrowee shall be released from all further obligations or responsibility hereunder.

          16. Any indemnities in favor of the Escrowee or limitations on the liability of the Escrowee provided for by this Agreement shall survive the termination of this Agreement.

          17. The Escrowee shall receive no fees for its services hereunder.

          18. This Agreement and its validity, construction and performance shall be governed by the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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


          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement the day and year first above written.


                                 /s/ George Crouse
                                 By Earl H. Scudder his attorney-in-fact
                                    ---------------------------------------
                                     George Crouse

                                 TJS PARTNERS, L.P.

                                 By:  TJS Management, L.P., as
                                       General Partner

                                 By:/s/ Thomas J. Salvatore
                                    ------------------------------
                                    Thomas J. Salvatore, as General Partner


                                 SCUDDER LAW FIRM P.C.

                                 By: /s/ Earl H. Scudder
                                    -------------------------
                                    President